EXHIBIT 99.1

Blacksands Petroleum Inc.
401 Bay Street, Suite 2700, PO Box 152
Toronto, Ontario Canada M5H 2Y4
Tel: +1 (416) 359 7805
Fax: +1 (416) 359 7801
E-mail: pparisotto@coniston.ca
Website:  www.blacksandspetroleum.com

NEWS RELEASE

BLACKSANDS PETROLEUM ANNOUNCES APPOINTMENT
TO THE BOARD OF DIRECTORS

Toronto, Ontario, March 18, 2010 -- Blacksands Petroleum, Inc. (OTC Bulletin Board: BSPE) (the “Company”) is pleased to announce the appointment of Eric Urban to the Board of Directors as an executive director.

Mr. Urban is a consultant to the Company and has been acting Manager of Operations for Blacksands Petroleum Texas LLC’s recently acquired Cabeza Creek property. Mr. Urban brings oil and gas exploration and production business expertise to the Company. For the past 5 years, Mr. Urban has worked in exploration and production for Gaither Petroleum Corporation, an independent oil and gas company. During his tenure, Mr. Urban’s responsibilities included acquiring new assets, drilling wells, and maximizing production.

Mr. Urban holds a BBA in International Business from the University of Houston, and is an active member of various professional oil and gas organizations.

About Blacksands

Blacksands Petroleum is engaged in the business of exploring for, developing and operating conventional and unconventional oil and gas projects in North America.

For further information, please contact:

Mark Holcombe

President & CEO

917-940-6569